EXHIBIT 10.1

                     INTELLECTUAL PROPERTY LICENSE AGREEMENT

         THIS AGREEMENT is entered into by Jurak Corporation World Wide, a Minnesota corporation having its principal place of business at Las Vegas, Nevada (herein called LICENSEE), and by Jurak Holdings Limited, a body corporate pursuant to the laws of the Province of Alberta, Canada, having its principal place of business at Calgary, Canada (herein called LICENSOR) collectively sometimes to hereinafter as the "PARTIES" or in the singular, "PARTY".

1.       BACKGROUND OF THE AGREEMENT

         1.00 LICENSOR is the owner of certain technical information and related rights, including trade mark rights and copyrights, relating to the preparation and sale of certain herbal, phyto-pharmaceutical and neutrabiotic products, including all know how, formulae, methods, trade secretes, techniques and processes transferred to LICENSOR by Anthony Carol Jurak in accordance with the Transfer of Property Agreement between Anthony Carl Jurak and Jurak Holdings Limited (the "PROPERTY TRANSFER AGREEMENT") clarified by way of an agreement (the "PROPERTY TRANSFER CLARIFICATION AGREEMENT") effective the same date. A copy fo the PORERPTY TRANSFER AGREEMENT and the PROPERTY TRANSFER CLARIFICATION AGREEMENT are attached hereto as Exhibit A, the entire contents of both of which are incorporated by reference here as if fully stated here and reference to which is hereby made for all purposes.

         1.01 LICENSEE wishes to acquire and LICENSOR desires to provide LICENSEE with, the exclusive right to use such technical information and related rights, including trade mark rights and copyrights.

         1.02 This AGREEMENT is subject to the Overriding Royalty Grant by LICENSOR to the Children World Wide (the "FOUNDATION"), a California nonprofit corporation, dates as of January 1, 999 a copy of which is attached hereto as Exhibit B, the entire contents of which and all Exhibits and attachments thereto are incorporated by reference here as if fully stated here and reference to which is herby made for all purposes.

2.       DEFINITIONS

         As used herein, the following terms shall have the meanings set forth below:

         2.00 WORKS OF AUTHORSHIP means all works of authorship rating to the preparation and sale of herbal, phyto-pharmaceutical and neutrabiotic products the rights to which LICENSOR now has or in the future during the term of this AGREEMENT acquires or obtains. COPYRIGHT and COPYRIHTS mean all copyrights and all other rights in all WORKS OF AUTHORSHIP.

         2.01 TECHNICAL INFORMATION means unpublished research and development information, unpatented inventions, know-how, trade secretes, methods, processes, techniques and technical data in the possess of an owned by LICENSOR as of

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the EFFECTIVE DATE OF this AGREEMENT relating to the preparation and sale of certain herbal, phyto-pharmaceutical and neutrabiotic products, including all know how, formulae, methods, trade secretes, techniques and processes transferred to LICENSOR by Anthony Carl Jurak in accordance with the PROPERTY TRANSFER AGREEMENT and the PROPERTY TRANSFER CLARIFICATION AGREEMENT that are needed to produce LICENSED PRODUCTS and the LICENSOR has the right to provide to LICENSEE.

         2.02 TRADE MARKS mean the trade marks, service marks, trade names and trade dress relating to the preparation and sale of certain herbal, phyto-pharmaceutical and neutrabiotic products, the rights to which LICENSOR now has or in the future creates, obtains and/or acquires, and include but are not limited to the marks, trade names and/or trades dress set forth in, an/or exemplars of which are attached as part of, Exhibit C hereto.

         2.03 INTELLECTUAL PROPERTY means the combination of TECHNICAL INFORMATION, COPYRIGHTS, WORKS OF AQUTHORSHIP and TRADE MARKS.

         2.04 LICENSED TERRITORY means worldwide.

         2.05 LICENSED PRODUCTS means products made using, in part or in whole, any INTELLECTUAL PROPERTY, and includes products and related materials and services on, or in connection with, which any of the TRADE MARKS and/or WORKS OF AUTHORSHIP are used. No field of use limitation is imposed by this AGREEMENT.

         2.06 NET SALES PRICE, for the purpose of computing royalties, means LICENSEE's invoice price of all LICENSED PRODUCTS sold under the LICENSE, f.o.b. factory, after deduction of return credits, regular trade and quantity discounts, freight allowances, cash discounts, and agents' and distributors' commissions. In order to assure to the LICENSOR the full royalty payments contemplated in this AGREEMENT, LICENSEE agrees that in the event any LICENSED PRODUCTS shall be sold for purposes of resale either (1) to a corporation, firm, or association that, or individual who, owns a controlling interest in LICENSEE by stock ownership or otherwise, or (2) to a corporation, firm, or association in which LICENSEE stockholders own a controlling interest by stock ownership or otherwise, the royalties to be paid in respect to such LICENSED PRODUCTS shall be computed on the price at which the reseller was invoiced by LICENSEE for such LICENSED PRODUCTS. LICENSOR and LICENSEE agree that LICENSEE may dispose of a limited quantity of LICENSED PRODUCTS for promotional purposes, and for which no money is received by or for LICENSEE. Such dispositions will be excluded from the total NET SALES PRICE for the purposes of computing royalties and overriding royalties, provided that the quantity is reasonable, in the sole discretion of LICENSOR, in the circumstances.






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         2.07 EFFECTIVE DATE means January 1, 1999.

         2.08 CALENDAR YEAR means a year beginning on January 1 of a given year of the Julian Calendar and ending on December 31 of the same year of the Julian Calendar.

         2.09 Under this AGREEMENT, LICENSED PRODUCTS shall be considered to be sold when shipped or when an invoice is sent out, whichever occurs first, except that upon any termination of license granted hereunder, all LICENSED PRODUCTS LICENSEE made by, on, prior to the date of such termination that have not been shipped or invoiced prior thereto shall be subject to royalty and reported to LICENSOR in the terminal report required pursuant to Section 7.02. Royalties paid on LICENSED PRODUCTS that are not accepted by the customer shall be credited to the LICENSEE.

         2.10 COMMERCIAL USE of LICESNED PRODUCTS means any use of LICENSED PRODUCTS for which a continuing royalty under Section 4.03 of this AGREEMENT is payable by LICENSEE to LICENSOR.

         2.11 LICENSE means the intellectual property license granted under
Article 3 of this AGREEMENT.

3.       INTELLECTUAL PROPERTY LICENSE

         3.00 Subject to the terms and condition of this AGREEMENT, LICENSOR hereby grants to LICENSEE, throughout the LICENSED TERRITORY an exclusive license:

         (1)      To use the INTELLECTUAL PROPERTY to make LICENSED PRODUCTS;

         (2) T o use the INTELLECTUAL PROPERTY on and/or in connection with any and all LICENSED PRODUCTS and related materials and services, including but not limited to promotional materials;

         (3) To use, reproduce, perform and make derivative works of the WORKS OF AUTHORSHIP. LICENSEE shall mark each page of each reproduction of any and all WORKS OF AUTHORSHIP with a copyright notice containing the following three elements: (a) "COPYRIGHT (C)"; (b) the year of first publication of the particular WORK OF AUTHORSHIP; and (c) "JURAK HOLDINGS LIMITED. ALL RIGHTS RESERVED." LICENSEE shall mark the first or the last page of each reproduction of any and all WORKS OF AUTHORSHIP with a further copyright notice containing essentially:

                           THIS DOCUMENT IS PROTECTED BY COPYRIGHT, AND CONTAINS INFORMATION PROPRIETY TO JURAK HOLINGS, LIMITED. ANY COPYING, ADAPTATIONS, DISTIRBUTION, PUBLIC


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                           PERFORMANCE, OR PUBLIC DISPLAY OF THIS DOCUMENT
                           WITHOUT THE EXPRESS WRITTEN CONSENT OF JURAK
                           HOLDINGS, LIMITED IS STRICTLY PROHIBITED. THE RECEIPT OR POSSESSION OF THIS DOCUMENT DOES NOT CONVEY ANY RIGHTS TO REPRODUCE OR DISTRIBUTE ITS CONTENTS, OR TO MANUFACTURE, USE OR SELL ANYTHING THAT IT MAY DESCRIBE, IN WHOLE OR IN PART, WITHOUT THE SPECIFIC WRITTEN CONSENT OF JURAK HOLINGS, LIMITED.


         3.01 LICENSOR shall within sixty (60) days of the EFFECTIVE DATE of this AGREEMENT, to the extent it has not already done so, make available to LICENSEE for its use TECHNICAL INFORMATION in LICENSOR's possession needed to make LICENSED PRODUCTS.

         3.02 LICENSEE shall not disclose any unpublished TECHNICAL IFNORMATION furnished by LICENSOR pursuant to Section 3.01 above to third parties during the term of this AGREEMENT, or any time thereafter, provided, however, hat disclosure maybe made of any such TECHNIAL INFORMATION at any time (1) with the prior written consent of LICENSOR, or (2) to the extent necessary to use and/or market LICENSE PRODUCTS, or (3) to the extent necessary to enable sublicensees of LICENSEE to use and/or market LICENSED PRODUCTS, or (4) after the same shall have become public through no fault of LICENSEE. The provisions and obligations under Section 3.02 of this AGREEMENT shall survive early and normal termination and expiration of this AGREEMENT and shall continue in full force and effect until such time as LICENSOR elects to abandon such terms.

         3.03 LICENSEE shall not use any TECHNIAL INFORMATION furnished by LICENSOR other than in the manufacture of LICENSED PRODUCTS and only during the term of AGREEMENT, provided, however, that other use of such TECHNIAL IFNORMIAON may be mad e(1) with the prior written consent of LICENSOR, or (2) after the same shall have become public through no fault of LICENSEE. The provisions and obligations under Section 3.03 of this AGREEMENT shall survive early and normal terminate and expiration of this AGREEMENT and shall continue in full force and effect until such time as LICENSOR elects to abandon such terms.

         3.04 LICENSOR does not warrant the accuracy of the TECHNICAL INFORMATION; nor does LICENSOR warrant that LICENSED PRODUCTS produced in accordance with such information will be free from claims of infringement of the patents, trade secrets, copyrights, trade marks, or any other intellectual property rights of any third party. LICENSOR shall not, except as provided in this Article 3, be under any liability arising out of the supplying of information under, in connection with, or as a result of this AGREEMENT, whether on warranty, contract, negligence, or otherwise. The provisions and obligations under Section 3.04 of this AGREEMENT shall survive early and normal termination and expiration of this AGREEEMNT and shall continue in full force and effect until such time as LICENSOR elects to abandon such terms.

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

         3.05 LICENSEE shall only use the TRADE MARKS in the form and manner authorized in advance in writing by LICENSOR.

         3.06 LICENSEE acknowledges the validity of the TRADE MARKS and shall not at any time during the term of this AGREEMENT or thereafter directly or indirectly, by itself or through its servants, agents, related companies, successors or assigns, contest or assist any other company or person in contesting the validity of the TRADE MARKS or the right, title and interest of this LICENSOR to the TRADE MARKS. The provisions and obligations under Section
3.06 of this AGREEMENT shall survive early and normal termination and expiration of this AGREEMENT and shall continue in full force and effect until such time as LICENSOR elects to abandon such terms.

         3.07 LICENSOR shall have the right of prior review and approval of the nature and quality of LICENSED PRODUCTS on which, or in connection with which, one or more of the TRADE MARKS are used and the form of the TRADE MARKS so use, and LICENSEE agrees to abide by the directions of the LICENSOR in this regard. LICENSOR shall have the right to inspect LICENSEE'S facilities and samples of LICENSED PRODUCTS on which, or in connection with which, one or more of the TRADE MARKS are used at any time upon request.

         3.08 LICENSEE agrees that all use of the TRADE MARKS will inure to the benefit of LICENSOR and LICENSEE shall have no right in the TRADE MARKS except as provided by this AGREEMENT.

         3.09 LICENSEE shall, and LICENSEE shall ensure that each sublicensee shall, indemnify, hold harmless, and keep the LICENSOR indemnified from and against all claims, demands, actions, suits, proceedings, judgments, damages, costs, charges and expenses whatsoever arising directly or indirectly out of the use of the INTELLECTUAL PROPERTY and out of the manufacture, distribution, sale or use of the LICENSED PRODUCTS by or on behalf of LICENSEE and each respective sublicense or anything connected with or consequent upon any such manufacture, distribution, sale, or use. The provisions and obligations under Section 3.09 of this AGREEMENT shall survive early and normal termination and expiration of this AGREEMENT and shall continue in full force and effect until such time as LICENSOR elects to abandon such terms.

         3.10 LICENSEE is free to use the intellectual property of its own and of others as provided by license, acquisition or other lawful manner, including trade marks, service marks, patents, copyrights, works of authorship, and any all other types of intellectual property created by LICENSEE, or otherwise acquired, licensed, or obtained by LICENSEE and nothing in this AGREEMENT shall prohibit such use.

         3.11 LICENSEE hereby confirms an understanding and agreement between LICENSOR and LICENSEE, and hereby agrees, that: (1) all use of the WORKS OF AUTHORSHIP by LICENSEE has been and will be under the terms of the license to the WORKS OF AUTHORSHIP and the COPYRIGHTS therein granted hereunder to LICENSEE; and (2) at any time during and/or after the term for this AGREEMENT, LICENSEE shall execute and deliver to LICENSOR any and all conveyance instruments and/or shall provide testimony and/or shall perform any other acts deemed necessary to


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

carry out the intent of this AGREEMENT regarding the right, title, interest, benefit, ownership or other right to the COPYRIGHTS and WORKS OF AUTHORSHIP as LICENSOR deems necessary and desirable at the request of LICENSOR and LICESNOR shall reimburse LICENSEE for any and all costs reasonably incurred by LICENSEE in performance of this subparagraph 3.11(2).

         3.12 LICENSEE hereby confirms an understanding and agreement between LICENSOR and LICENSEE, and hereby agrees, that: (1) LICENSOR is and shall be the exclusive owner of all TRADE MARKS: (2) to the extent LICENSEE now has, o in the future obtains, any rights in the TRADE MARKS, LICENSEE agrees to and does hereby assign to LICENSOR all right, title and interest in and to all TRADE MARKS, together with the goodwill of the business connected with the use of and symbolized by the TRADE MARKS; (3) all use of the TRADE MARKS by LICENSEE has been and will be under the terms of the license to the TRADE MARKS granted herein to LICENSEE; AND (4) at any time during and/or after the term of this AGREEMENT, LICENSEE shall execute and deliver to LICENSOR any and all conveyance instruments and/or shall provide testimony and/or shall perform any other acts deemed necessary to carry out the intent of this AGREEMENT regarding the right, title, interest, benefit, ownership or other right to the TRADE MARKS as LICENSOR deems necessary and desirable at the request of LICENSOR and LICENSOR shall reimburse LICENSEE for any and all costs reasonably incurred by LICENSEE in performance of this subparagraph 3.12(4).

4.       ROYALTIES AND OVERRIDING ROYALTIES

         4.00 LICENSEE shall pay to the FOUNDATION a continuing Overriding Royalty Interest of the percent of the NET SALES PRICE of all LICENSED PRODUCTS sold under the LICENSE (hereinafter "OVERRIDING ROYALTY INTEREST") according to an annual determination of the total annual amount of NET SALES PRICE of all LICENSED PRODUCTS sold under the LICENSE pursuant to the schedule presented in Exhibit B attached to the Overriding Royalty Grant, itself attached as Exhibit B hereto. The amount of net sales to which the NET SALES PRICE refers shall be those sales made during the calendar quarter immediately preceding the quarter in which the OVERRIDING ROYALTY is due, as set forth in Section 7.00 below. The percentage of NET SALES PRICE due as OVERRIDING ROYALTY INTEREST will be determined by the PARTIES on an annual basis, beginning on the EFFECTIVE DATE of this AGREEMENT and on the one year anniversary of the EFFECTIVE DATE every year thereafter for the duration of the term of this AGREEMENT and for every extension thereof (the "ANNUAL DETERMINATION DATE"). The percentage of NET SALES PRICE due during any year as OVERRIDING ROYALTY INTEREST will be determined by the PARTIES based on a report by LICENSE reporting the amount of net sales of all LICENSED PRODUCTS sold under the LICENSE during the year immediately preceding the EFFECTIVE DATE or the annual anniversary of the EFFECTIVE DATE, as the case may be (the "LICENSEE'S ANNUAL REPORT").

         4.01 LICENSEE shall pay to LICENSOR a continuing royalty of the percent of the NET SALES PRICE of all LICENSED PRODUCTS sold under the LICENSE according to an annual determination for the total annual amount of NET SALES PRICE of all LICENSED PRODUCTS used, sold, or otherwise disposed of under the LICENSE pursuant to the schedule attached as Exhibit D hereto (hereinafter "CONTINUING



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

ROYALTY" or "CONTINUING ROYALTIES"). The amount of net sales to which the NET SALES PRICE refers shall be those sales made during the calendar quarter immediately preceding the quarter in which the ROYALTY is due, as set forth in
Section 7.00 below. The percentage of NET SALES PRICE due as CONTINUE ROYALTY will be determined by the PARTIES on an annual basis, beginning on the EFFECTIVE DATE of this AGREEMENT and on the one year anniversary of the EFFECTIVE DATE every year thereafter for the duration of the term of this AGREEMENT and for every extension thereof. The percentage of NET SALES PRICE due during any year as CONTINUING ROYALTY will be determined by the PARTIES based on the amount of net sales of all LICENSED PRODUCTS sold under the LICENSE during the year immediately preceding the EFFECTIVE DATE or the annual anniversary of the EFFECTIVE DATE, as the case may be. LICENSEE shall furnish LICENSOR with LICENSEE'S ANNUAL REPORT not later than one week prior to the ANNUAL DETERMINATION DATE. LICENSOR will notify LICENSEE and FOUNDATION within thirty
(30) days after the ANNUAL DETERMINATION DATE of the percentage of NET SALES PRICE due during the year following the particular ANNUAL DETERMINATION DATE as OVERRIDING ROYALTY INTEREST and as CONTINUING ROYALTY.

         4.02 For every calendar year during the tem of this AGREEMENT, the CONTINUING ROYALTIES for any given LICENSED PRODUCTS shall not exceed eight percent (8%) of the NET SALES PRICE.

5.       MINIMUM ROYALTIES

         5.00 LICENSEE shall pay to LICENSOR ROYALTIES as stated in Article 4 Sections 4.00, 4.01 and 4.02 but in no event shall ROYALTIES under Section 4.00 for the FIRST CALENDAR YEAR OF THIS AGREEMENT for practice of the INTELLECTUAL PROPERTY in the LICENSED TERRITORY be less than $10,000. For every CALENDAR YEAR beginning after the last day of the FIRST CALENDAR YEAR OF THIS AGREEMENT, for the remaining term of this AGREEMENT, the CONTINUING ROYALTIES for practice of the INTELLECTUAL PROPERTY in the LICENSED TERRITORY shall not be less than the following minimum royalties during each of the CALENDAR YEARS indicated:

                                         Minimum CONTINUING ROYALTY, U.S. $ per
                                         CALENDAR YEAR*
CALENDAR YEAR                            Exclusive License
-------------------------------------------------------------------------------
2000                                     $10,000
2001                                     $100,000
2002                                     $200,000
2003 and each
CALENDAR YEAR
Thereafter during the first 10 years
of the term of this AGREEMENT*           $500,000
___________________________
*Expressed in terms of aggregate payments to LICENSOR based on LICENSEE's Net Sales Price after taxes, if any, withheld at the source.


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*LICENSOR shall establish the minimum royalties for each subsequent 10 year portion of the Term and provide LICENSEE with written notice of such amounts 30 days prior to the end of each ten year period.

         5.01 LICENSOR may, by written notice to LICENSEE, terminate this AGREEMENT at any time after January 1, 2002, if LICENSEE has not sold LICENSED PRODUCTS sufficient to generate earned ROYALTIES as provided by Section 4.01 and
4.02 of this AGREEMENT during one year period in the amount of one hundred thousand dollars ($100,000).

         5.02 All payments to LICENSOR specified by this AGREEMENT shall be made in the City of Calgary, Alberta, in U.S. currency. All payments to LICENSOR due shall be made without deduction for taxes, assessments, or other charges of any kind that may be imposed on LICENSOR by any government other than that of the United States, or any political subdivision of such other government, with respect to any amounts payable to LICENSOR pursuant to this AGREEMENT. A percentage of the gross payment to LICENSOR will be withheld by LICENSEE as withholding tax in accordance with an subject to the Convention between the United States of America and Canada With Respect to Taxes On Income and On Capital. As of the effective date of this AGREEMENT, the percentage as required by said Convention is 10% and reduced to a net 5% in accordance with the North American Free Trade Agreement.

         5.03 All payments to the FOUNDATION specified by this AGREEMENT shall be made to the home office of the FOUNDATION at 1181, Grier Drive, Suite C, Las Vegas, Nevada.

6.       SUBLICENSING

         6.0 LICENSEE shall have the exclusive right under this AGREEEMNT to grant sublicenses to others at royalty rtes not less than those required to be paid in Article 4 of this AGREEMENT.

         6.01 In respect to sublicenses granted by LICENSEE under this Article 6, LICENSEE shall pay over to LICENSOR that proportion of royalties payable by its sublicensees necessary to yield LICENSOR returns on LICENSED PRODUCTS sold by such sublicensees equal to the amounts that it would have received from LICENSEE on equivalent LICENSED PRODUCTS sold by it.

         6.02 If this AGREEMENT becomes nonexclusive, expires, or is terminated for any reason, LICENSEE shall immediately assign all of its right, title and interest to all sublicenses hereunder to LICENSOR, including the right to receive all income from sublicessess. LICENSEE shall, prior to execution of each sublicense hereunder, make the sublicensee aware of the provision of this
Section 6.02. Any and all sublicenses granted by LICENSEE shall contain provisions corresponding to those of this Section 6.02 respecting termination and the conditions of assignment of sublicenses.

         6.03 The granting by LICENSEE of sublicenses under the INTELLECTUAL PROPERTY licensed by this AGREEMENT shall be in the discretion of LICNESS, and LICENSEE shall have the sole power to determine whether or not to grant sublicenses and


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subject to Sections 6.00, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.08 of this
AGREEMENT, the royalty rates and terms and conditions of such sublicenses.

         6.04 LICENSEE shall insure that all LICENSED PRODUCTS and related materials and services in respect of which all sublicenses use the INTELLECTUAL PROPERTY shall be of the same or higher standards of quality in materials, design and workmanship as the LICENSED PRODUCTS and related materials and services in relations to which the INTELLECTUAL PROPERTY is used by LICENSEE at any time.

         6.05 LICENSEE shall take appropriate actions to insure that all sublicensees properly use the TRADE MARKS and mark the LICENSED PRODUCTS with the TRADE MARKS so as to void loss of the protection of such TRADE MARKS in any country.

         6.06 LICENSEE agrees that, and shall insure, that the manufacture, distribution, sale, installation, and serviced of LICENSED PRODUCTS and sue of the INTELLECTUAL PROPERTY shall be at the sole risk in all respects of LICENSEE or any sublicense as the case may be, and neither LICENSEE nor any sublicensee shall have any claim of any nature whatsoever against LICENSOR in relation to any LICENSED PRODUCTS, or the INTELLECTUAL PROPERTY. The provisions and obligations under Section 6.06 of this AGREEMENT shall survive early and normal termination and expiration of this AGREEMENT and shall continue in full force and effect until such time as LICENSOR elects to abandon such terms.

         6.07 LICENSEE shall insure that LICENSEE and each sublicense takes out and maintains or causes to be taken out and maintained throughout the term of the sublicense agreement a broad form of liability insurance policy with such insurer containing such conditions and for such amount as the LICENSOR may reasonably require and which shall include LICENSOR and LICENSEE as additional insured parties under the policy. Such liability insurance policy shall provide that the insurer shall give to LICENSOR and LICENSEE thirty (30) days' advance written notice prior to terminating such policy and prior to changing any provisions of such policy. LICENSEE shall insure that LICENSEE and each sublicense notifies LICENSOR and LICENSEE annually after renewal of all details concerning such insurance. LICENSOR agrees that at thee time of execution of this AGREEMENT, US $10,000,000 is an appropriate amount for such insurance.

         6.08 LICENSEE shall insure that any and all sublicense agreements provide for the maintenance of, the inspection of, and the audit of, the sublicensee's records by LICENSOR and/or LICENSEE according to terms consistent with the terms provided in Sections 11.00 and 11.01 of this AGREEMENT.

7.       PAYMENTS

         7.00 Not later than the last day of each month, LICNESEE shall furnish to LICENSOR a written statement in such detail as LICENSOR may reasonably require of all amounts due pursuant to Sections 4.01 and 4.02 and 5.00 for the monthly periods ended the last days of the preceding month, and shall pay to LICENSOR all amounts due to LICENSOR. In the event that the amounts due at the end of any CALENDAR YEAR do not equal the minimum ROYALITES or minimum CONTINUING ROYALTIES


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

specified in Article 5 for said CALENDAR YEAR, LICENSEE shall pay to LICENSOR, ON THE LAST DAY OF THE FOLLOWING January, the amount required to satisfy the minimum ROYALTY or minimum CONTINIUING ROYRALTY obligation for the preceding CALENDAR YEAR. Such amounts are due ton the dates that the statements are due. If not amount is accrued during any monthly period, a written statement to that effect shall be furnished.

         7.01 Payments provided for in this AGREEMENT, when overdue, shall bear interest at a rate per annum equal to one percent (1%) in excess of the "prime rate" published by The Wall Street Journal at the time such payment is due, and for the time period until payment is received by LICENSOR.

         7.02 If this AGREEMENT is for any reason terminated before all of the payments herein provided for have been made (including minimum ROYALTIES for the year in which the AGREEMENT is terminated), LICENSEE shall immediately submit a terminal report and pay to LICENSOR any remaining unpaid balance even though the due date as above provided has not been reached.

         7.03 Not later than the last day of each month, LICENSEE shall furnish to the FOUNDATION a written statement In such detail as the FOUNDATION may reasonably require of all amounts due pursuant to Section 4.00 for the monthly periods ended the last day so of the preceding month, and shall pay to the FOUNDATION all amounts due to the FOUNDATIN. Such amounts are due at the dates the statements are due. If no amount is accrued during any monthly period, a written statement to that effect shall be furnished.

8.       REPRESENTATIONS AND DISCLAIMER OF WARRANTIES

         8.00 NOTHING IN THIS AGREEMETN SHALL BE DEEMED TO BE A REPRESTATION OR WARRANTY BY LICENSOR OF THE ACCURACY, SAFETY, OR USEFULNESS OF ANY PURPOSE OF ANY TECHNICAL INFORMATION, INTELLECTUAL PROPERTY, TECHNIQUES, OR PRACTIVES AT ANY TIME MADE AVAILABILE BY LICENSOR. LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE OR ANY OTHER PERSON INCLUDING A SUBLICENSEE FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR SSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED ON LICENSEE OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (A) THE USE OF ANY TECHNICAL INFORMATION, INTELLECTUAL PROPERTY, TECHNIQUES, OR PRACTICES DISCLOSED BY LICENSOR; OR (B) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING, AND LICENSEE SHALL HOLD LICENSOR, AND ITS OFFICERS, EMPLOYEES, AND AGENTS, HARMLESS IN THE EVENT LICENSOR, OR ITS OFFICERS, EMPLOYEES, OR AGENTS, IS HELD LIABLE.





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


         8.01 IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES DUE TO BREACH OF LICENSOR'S OBLIGATIONS HEREUNER OR DUE TO THE MANUFACTURE, SALE, OFFER FOR SALE, IMPORT, OR EXPORT OF LICENSED PRODUCTS BY LICENSEE OR SUBLICENSEES OR DUE TO THE USE OR PRACTICE BY LICENSEE OR SUBLICENSEES OF THE INTELLECTUAL PROPERTY.

         8.02 The provisions and obligation sunder Article 8 of this AGREEMENT shall survive early and normal termination and expiration of this AGREEMENT and shall continue in full force and effect until such time as LICENSOR elects to abandon such terms.

9.       TERM AND TERMINATION

         9.00 The term of this AGREEMENT is perpetual (the "TERM") commencing on the EFFECTIVE DATE of this AGREEMENT unless terminated in accordance with other provisions of this AGREEMENT.

         9.01 LICENSEE's obligations under certain sections of this AGREEMENT Relating to the INTELLECTUAL PROPERTY, including the obligation to pay CONTINUING ROYALTIES for the use of the INTELLECTUAL PROPERTY as specified in
Section 4.01, and the obligation to pay OVERRIDING ROYALTIES to the FOUNDATION as specified in Section 4.00 shall terminate upon the expiration of the term of this AGREEMENT, unless sooner terminated, but the provisions and obligations under Section 3.02, 3.03, 3.04, 3.06, 3.09, 6.06, 16.00, 17.00, 19.00, 20.00 and
Articles 8 and 10 of this AGREEMENT shall survive early and normal termination and expiration of this AGREEMENT and shall continue in full force and effect until such time that LICENSOR elects to abandon such terms.

         9.02 LICENSEE may terminate this AGREEMENT in whole at any time upon sixty (60) days' written notice in advance to LICENSOR.

         9.03 If LICENSOR shall be in default of any obligation hereunder, or if any PARTY shall be adjudged bankrupt, or become insolvent, or make an assignment for the benefit of creditors, or be placed in the hands of a receiver or a trustee in bankruptcy, the other PARTY may terminate this AGREEMENT by giving sixty (60) days' notice by Registered Mail to the other PARTY, specifying the basis for termination. If within sixty (60) days after the receipt of such notice, the PARTY who received notice shall remedy the condition forming the basis for termination, such notice cease to be operative, and this AGREEMENT shall remedy the condition forming the basis for termination, such notice shall cease to be operative, and this AGREEMENT shall continue in full force. This AGGREMENT shall automatically terminate: (a) in the event the assets of LICENSEE are seized or attached in conjunction with any action against it by a third party; or (b) an attempt by LICENSEE to assign this AGREEMENT is made contrary to the terms of this AGREEMENT.

         9.04 In the event of termination of this AGREEMENT, LICENSEE shall have the right to well or otherwise dispose of all products in LICENSEE's inventory on the date of termination which would constitute LICENSED PRODUCTS prior to the termination of this AGREEMENT and to provide all related materials and services necessary to sell such products. In the event of termination of the AGGREEMENT, LICENSEE shall further have the right to use the INTELLECTUAL PROPERTY to manufacture products which would constitute LICENSED PRODUCTS prior to the termination of this AGREEMENT sufficient to fulfill, and to fulfill, all contracts and orders for sale of LICENSED PRODUCTS under which LICENSEE is obligated on the date of termination and to provide all necessary materials and services necessary to fulfill such contract and orders for sale, proved LICENSEE pays royalties and overriding royalties on all such sales as required in Articles 4 and 5 hereof and provided that all such sales are completed within six (6) months after the date of termination. In the event this AGREEMENT is terminated, after LICENSEE has sold or otherwise disposed of all products in LICENSEE's inventory on the date of termination which would constitute LICENSED PRODUCTS prior to the termination of this AGREEMENT and after LICENSEE has fulfilled all contracts and orders for sale of LICENSED PRODUCTS under which LICENSEE is obligated on the date of termination, notwithstanding the provisions of Section 3.02 and 3.03, in the event this AGREEMENT terminates prior to ten
(10) years from the EFFECTIVE DATE of this AGREEMENT, LICENSEE agrees (1) that it will not sell or distribute LICENSED PRODUCTS incorporating or made using the TECHNICAL INFORMATION unless first negotiating a separate license for the TECHNICAL INFORMATION, or otherwise obtaining LICENSOR's prior written authorization; and (2) that it will promptly transfer to LICENSOR all written copies of unpublished TECHNICAL INFORMATION in its passion and delete all the TECHNICAL INFORMATION from all computer data bases in LICENSEE's possession and /or control.

         9.05 Either PARTY may, immediately upon notice, terminate this AGREEMENT in part or in its entirety if: (1) Such termination is necessary to comply with an order or official request of the government of the termination PARTY; or (2) Normal conduct of the business of the other PATEY as a private enterprise ceases or is substantially altered as a consequence of a FORCE MAJEURE.

         9.06 The PARTIES acknowledge that LICENSEE may not have a need to use, or may otherwise determine that it will not use, certain items of INTELLECTUAL PROPERTY the use of which is licensed hereunder. Termination of this AGREEMENT in part is provided below;

         (1) At any time, LICENSEE may terminate this AGREEMENT in part as to one or more specific items of INTELLECTUAL PROPERTY including one or more specific items of TECHNICAL INFORMATION, and/or one or more COPYRIGHTS, WORKS OF AUTHORSHIP or TRADE MARKS. To terminate this AGREEMENT in part as to one or more specific items of INTELLECTUAL PROPERTY, LICENSEE shall notify LICENSOR in writing, which writing will specifically identify the particular item or items, as the case may be, of ITNELLECTUAL PROPERTY for which this AGREEMENT is to be terminated.

         (2) Subject to the terms and provisions specified in this subparagraph 9.06(2), at any time after one year after the EFEFECTIVE DATE, LICENSOR may terminate this AGREEMENT in part as to one or more specific items of INTELLECTUAL PROPERTY including one or more specific items of TECHNICAL INFORMATION, and/or one or more COPYRIGHTS, WORKS OF AUTHORSHIP or TRADE MAKS if LICENSEE fails to use one or more specific items of INTELLECTUAL PROPERTY for more that a period of six (6) months. To terminate this AGREEMENT in part as to one or more specific items of INTELLECTUAL PROPERTY, LICENSOR shall notify LICENSEE in writing of LICENSOR's intention to terminate the AGREEMENT in part and shall specifically identify the particular item or items, as the case may be, of INTELLECTUAL PROPERTY for which LICENSOR intends to terminate this AGREEMENT. LICENSEE shall have thirty (30) days from the date of LICENSOR's written notification in which to provide to LICENSOR documentary evidence to show that LICENSEE has begun using and/or plans to use the item or items of INTELLECTUAL PROPERTY for which LOCENSOR has specified this AGREEMENT is to be terminated. if licensee fails to provide any documentation evidence of use and /or planned use within the specified period, LICENSOR may terminate the AGREEMENT as to the specified item or items immediately after the expiration of the specified thirty day period.

         (3) Upon termination in part of this AGREEMENT as to one or more items of INTELLECTUAL PROPERTY, all rights are granted herein as to the item or items of INTELLECTUAL PROPERTY for which the AGREEMENT is terminated shall revert to LICENSOR who may license others to use the item or items of INTELLECTUAL PROPERTY so terminated from this AGREEMENT to any other person or entity in any manner or way whatsoever; this AGREEMENT will continue in full force and effect for all INTELLECTUAL PROPERTY not so terminate.

10. PATENTS AND IMPROVEMENTS; DERIVATIVE WORKS; NEW WORKS OF AUTHORSHIP; NEW TRADE MARKS

         10.00 All discoveries, improvements and inventions, conceived during the term of this AGREEMENT, including but not limited to improvement inventions, and any improvements, to the TECHNICAL INFORMATION, made solely by LICENSEE's personnel shall be the exclusive property of LICENSEE.

         10.01 All discoveries, improvements and inventions, conceived during and after the term of this AGREEMENT, including but not limited to improvement inventions, and any improvements, to the TECHINICAL INFORMATION, made solely by the LICENSOR's personnel shall be the exclusive property of LICENSOR.

         10.02 All discoveries, improvements and inventions, conceived during the term of this AGREEMENT, including but not limited to improvement inventions, and any improvements, to the TECHINICAL INFORMATION, made jointly by LICENSEE's and LICENSOR's personnel shall be jointly owned by LICENSEE and LICENSOR without accounting to either PARTY. In the event of a joint invention or other jointly developed intellectual property, the patent expenses or expenses incurred in the protection and registration of the intellectual property shall be on a joint invention, or an application to protect other jointly developed intellectual property and not to share the expenses thereof, the other PARTY may file an application for the protection of the jointly developed intellectual property at its own expense and shall have sole control of the prosecution thereof.

         10.03 All Derivative Works of the WORKS OF AUTHORSHIP created solely by LICENSEE shall belong to LIENSEE.

         10.04 All New Works of Authorship created solely by LICENSEE after the EFFECTIVE DATE of this AGREEMENT, whether or not the New Works of Authorship relate to the preparation and sale of herbal, phyto-pharmaceutical and neutrabiotic products, shall belong to LICENSEE.

         10.05 All New Trade Marks, Service marks, Trade Names, and Trade Dress created and/or used solely by LICENSEE after the EFFECTIVE DATE of this AGREEMENT, whether or not the New Trade Marks, Service Marks, Trade Names, and Trade Dress relate to the preparation and sale of herbal Phyto-phamaceutical and neutrabiotic product, shall belong to LICENSEE.

         10.06 Each PARTY shall have the sole right to file and prosecute patent applications, applications for registration of trade and service marks, and applications for registration of copyright for works of authorship solely belonging to or owned by it and to determine whether or not, and where, to file such application, to abandon the prosecution of any such application, or to discontinue the maintenance of any such application. Each PARTY shall disclose to the other its intent to file such an application, including a patent application on each invention. Either PARTY shall have the above-mentioned rights regarding patents in jointly owned inventions and intellectual property, except that any PARTY planning to abandon a patent or other intellectual property protection application on a jointly owned invention or jointly developed intellectual property shall first offer to the other PARTY the opportunity to continue with such application or patent. The PARTIES shall extend the cooperation necessary to file, prosecute and maintain patent applications, patents on jointly owned inventions, and jointly owned and developed intellectual property.

         10.07 It is understood that the ownership by LICENSEE of any inventions and/or improvements to the TECHINICAL INFORMATION does not include a license to the TECHINICHAL INFORMATION beyond the term of this AGREEMENT. The PARTIES shall separately negotiate licenses to the TECHINICAL INFORMATION to the extent necessary for LICENSEE to practice any and all inventions or improvements to the TECHNICAL INFORMATION beyond the term of this AGREEMENT.

         10.08 In exchange for the licenses granted to LICENSEE hereunder, LICENSEE herby agrees to grant LICENSOR an perpetual, non-exclusive, fully-paid up, royalty-free, worldwide right and license, with the right to sublicense: (1) all Derivative Works of the WORKS OF AUTHORSHIP created solely by LICENSEE; (2) all New Works of Authorship created solely by LICENSEE after the EFFECTIVE DATE of this AGREEMENT whether or not the New Works of Authorship that relate to the preparation and sale of herbal, phyto-pharmaceutical and neutrabiotic products;
(3) all New Trade Marks, Service Marks, Trade Names, and Trade Dress created and/or used solely by LICENSEE after EFFECTIVE DATE of this AGREEMENT that relate to the preparation and sale of herbal, phyto-pharmaceutical and neutrabiotic products; and (4) all discoveries, improvements and inventions, conceived during the term of this AGREEMENT, including but not limited to improvement inventions, and any improvements, to the TECHNICAL INFORMATION, made solely by LICENSEE's personnel (collectively, hereinafter referred to as "LICENSEE'S INTELLECTUAL PROPERTY").

         10.09 Under the conditions enumerated in this Section 10.09 of this AGREEMENT, LICENSEE agrees to and hereby does assign, and agrees to execute all documents necessary to assign, right, title and interest in and to all of LICENSEE'S INTELLECTUAL PROPERTY, together with goodwill of the business connected with the use of and symbolized by the New Trade Marks, Service Marks, Trade Names, and Trade Dress assigned hereunder by LICENSEE, said conditions to be, in the event that: (1) the assets of LICENSEE are seized or attached in conjunction with any action against it by a third party; (2) LICENSEE is adjudged bankrupt, or becomes insolvent, or makes an assignment for the benefit of creditors, or is placed in the hands of a receiver or a trustee in bankruptcy; (3) normal conduct of LICENSEE's business as a private enterprise ceases or is substantially altered as a consequence of action taken by government or is substantially altered as a consequence of a FORCE MAJEURE.

         10.10 The provisions and obligations under Article 10 of this AGREEMENT shall survive early and normal termination and expiration of this AGREEMENT and shall continue in full force and effect until such time as LICENSOR elects to abandon such terms.

11.      RECORDS

         11.00 LICENSEE agrees to keep true and accurate records, files, and books of account containing all the data reasonably required for the full computation and verification of the royalties to be paid and the information affecting payments hereunder and to be given in the reports provided for hereunder, throughout the term of this AGREEMENT and for a reasonable period of not less than five (5) years thereafter.

         11.01 LICENSEE agrees to permit its books and records to be examined from time to time to the extent necessary to verify such reports, such examination to be made at the expense of LICENSOR or the FOUNDATION by an auditor appointed by LICENSOR or the FOUNDATION who shall be acceptable to LICENSEE, or by a certified public accountant appointed by LICENSOR or the FOUNDATION; provided that only those royalties paid by the LICENSEE to LICENSOR or the FOUNDATION within the five (5) year period immediately preceding the start of the audit, and their supporting records, files, and books of account shall be subject to audit.

12.      NONASSIGNABILITY

         12.00 This AGREEMENT imposes personal obligations on LICENSEE. LICENSEE shall not assign any rights under this AGREEMENT not specifically transferable by its terms without the written consent of LICENSOR.

         12.01 LICENSOR may assign its rights hereunder.

         12.02 This AGREEMENT is binding upon and shall inure to the benefit of each of the PARTIES hereto and their respective subsidiaries, affiliates, predecessors, successors, divisions, shareholders, directors, officers, employees, agents, representatives, heirs and assigns.

13.      SEVERABILITY

         13.00 The PARTIES agree that if any part, term, or provision of this AGREEMENT shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

         13.01 In the even the legality of any provision of this AGREEMENT is brought into question because of a decision by a court of competent jurisdiction of any country in which this AGREEMENT applies, LICENSOR, by written notice to LICENSEE, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

14.      PUBLICITY

         14.00 Notwithstanding LICENSEE's right to use the TRADE MARKS subject to the terms of this AGREEMENT, in publicizing the manufacture, use and/or sale of LICENSED PRODUCTS, LICENSEE shall not use the name of LICENSOR or otherwise refer to any organization related to LICENSOR, except with the written approval of LICENSOR.

15.      WAIVER, INTEGRATION, ALTERATION

         15.00 The waiver of a breach hereunder may be effected only by a writing signed by this waiving PARTY and shall not constitute a waiver of any other breach.

         15.01 This AGREEMENT represents the entire understanding between the PARTIES, and supersedes all other agreements, express or implied, between the PARTIES concerning the INTELLECTUAL PROPERTY.

         15.02 A provision of this AGREEMENT may be altered only by a writing signed by both PARTIES, except as provided in Section 13.01, above.

16.      COOPERATION

         16.00 Each PARTY shall execute any instruments reasonably believed by the other PARTY to be necessary to implement the provision of this AGREEMENT. The provisions and obligations under Section 16.00 of this AGREEMENT shall survive early and normal termination and expiration of this AGREEMENT and shall continue in full force and effect until such time as LICENSOR elects to abandon such terms.

17.      CONSTRUCTION

         17.00 This AGREEMENT shall be construed in accordance with the substantive laws of the State of Nevada of the United States of America. The provisions and obligations under Section 17.00 of this AGREEMENT shall survive early and normal termination and expiration of this AGREEMENT and shall continue in full force and effect until such time as LICENSOR elects to abandon such terms.

18.      EXPORTATION OF TECHNICAL INFORMATION; COMPLIANCE WITH LAWS

         18.00 LICENSEE agrees to comply with the laws and rules of the U.S. and Canadian governments regarding prohibition of exportation of the TECHNICAL INFORMATION furnished to a LICENSEE either directly or indirectly by LICENSOR.

         18.01 Each PARTY shall in its performance under the AGREEMENT conform to all applicable state, local, and federal laws and regulations of the U.S. and Canada.

19.      CHOICE OF LAW

         19.00 This AGREEMENT and the relationships between the PARTIES shall be construed in accordance with the substantive laws of the State of Nevada in the United States, without regard to its conflict of laws rules, except that questions affecting the construction or enforcement of any INTELLECTUAL PROPERTY rights shall be determined by the laws under which such rights are granted, registered, or protected. The provision and obligations under Section 19.00 of this AGREEMENT shall survive early and normal termination and expiration of this AGREEMENT and shall continue in full force and effect until such time as LICENSOR elects to abandon such terms.


20.      CHOICE OF LANGUAGE

         20.00 In the event of controversy between the PARTIES respecting the interpretation or application of the terms of this AGREEMENT, the English language version of the AGREEMENT shall be controlling. The provisions and obligations under Section 20.00 of this AGREEMENT shall survive early and normal termination and expiration of this AGREEMENT and shall continue in full force and effect until such time as LICENSOR elects to abandon such terms.

21.      JURISDICTION

         21.00 Any controversy or dispute arising out of or in connection with this AGREEMENT, its interpretation, performance, or termination shall be brought in the courts of the Province of Alberta, Canada, and the PARTIES hereby irrevocably and unconditionally consent to the exclusive jurisdiction of such courts and waive any claim or inconvenient form. The prevailing PARTY in any action or proceeding brought concerning this AGREEMENT shall be entitled to recover its attorneys' fees and costs as an additional element of damages, or as a cost. The provisions and obligations under

Section 21.00 of this AGREEMENT shall survive early and normal termination and expiration of this AGREEMENT and shall continue in full force and effect until such time as LICENSOR elects to abandon such terms.

22.      RETROACTIVITY AND CONTINUED PRACTICE

         22.00 In the even the PARTIES hereto commence actions and/or activities permitted by this AGREEMENT prior to the formal execution of this AGREEMENT, or continued such actions and/or activities after the formal termination or expiration of this AGREEMENT, then the terms and conditions hereof shall be deemed to be controlling by and between the PARTIES. Such post-expiration and/or post-termination relationship by and between the PARTIES shall be terminable by either PARTY on ten (10) days written notice.

23.      GENERAL PROVISIONS

         23.00 FORCE MAJEURE: If either PARTY is prevented from or delayed in carrying out any of the provisions of this AGREEMENT by reason of any Act of God, natural disaster, or war, or by reason of any law, order, proclamation, regulation, ordinance, demand or requirement of any government or any subdivision, authority or representative of any such government, the PARTY so prevented or delayed shall be excused from performance to the extent and during the period of such prevention or delay.

         23.01 TIME IS OF THE ESSENCE: Each PARTY acknowledges and agrees that time is of the essence with respect to the obligations provided by this AGREEMENT.

         23.02 INDEPENDENT CONTRACTORS: The PARTIES acknowledges and agree that they are independent contractors, and neither PARTY is, and neither PARTY shall represent that it is, the agent, employee, partner, or joint venturer of the other. Neither PARTY shall have the authority or power to act for, bind, or commit the other PARTY in any way.

         23.03 COUNTERPARTS: This AGREEMENT may be executed either as a single document or in one or more counterparts, each of which shall be deemed an original.

         23.04 NOTICES: For the purpose of all written communications and notices between the PARTIES, their addresses shall be:

         LICENSOR:          297, rue Morin
                       ----------------------------------------
                            Ste. Adele, Quebec J8 2P8
                       ----------------------------------------
                            CANADA
                       ----------------------------------------

                       ----------------------------------------
and

         LICENSEE:          1181 Grier Drive
                       ----------------------------------------
                            Suite C
                       ----------------------------------------
                            Las Vegas, NV  89119
                       ----------------------------------------
                            U.S.A.
                       ----------------------------------------

and

         FOUNDATION:        1181 Grier Drive
                       ----------------------------------------
                            Suite C
                       ----------------------------------------
                            Las Vegas, NV  89119
                       ----------------------------------------
                            U.S.A.
                       ----------------------------------------

or any other addresses of which either PARTY shall notify the other PARTY in writing. All notices or other official communications pertaining to this AGREEMENT must be in writing, signed by the authorized PARTY and sent by personal delivery, or private tracked mail delivery, or by confirmed facsimile. Any such notice shall be deemed given upon receipt. If there is no person that will accept such notice, then notice shall be deemed given three days after delivery is attempted by any of these three methods of notice.

         IN WITNESS WHEREOF the PARTIES have caused this AGREEMENT to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.

LICENSEE:
JURAK CORPORATION WORLD WIDE, INC.
ATTEST:
By:                                          By:
   ------------------------------               -------------------------------
Name:       Roger Theriault
     ----------------------------
Title:      President
      ---------------------------
Signed at:  Las Vegas                        Date:       November 29, 1998
          -----------------------                 -----------------------------



LICENSOR
LICENSEE:
JURAK HODINGS LIMITED
ATTEST:
By:                                          By:
   ------------------------------               -------------------------------
Name:       Anthony Carl Jurak
     ----------------------------
Title:      President
      ---------------------------
Signed at:  Las Vegas                        Date:       November 29, 1998
          -----------------------                 -----------------------------